The Company has requested confidential treatment with respect to certain portions of this Agreement, which have been omitted, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

VIROGEN LIMITED AND

MICROLOGIX BIOTECH INC.

February 20, 2004

TABLE OF CONTENTS

Page

1. SUBSCRIPTION, ISSUANCE, CLOSING AND DELIVERY 1
 1.1 Issuance and Closing 1
 1.2 Delivery 2

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF MICROLOGIX 2
 2.1 Good Standing; Qualifying Issuer 2
 2.2 Incorporation 3
 2.3 Valid Agreement 3
 2.4 Consideration 4
 2.5 Compliance with Charter, Other Instruments 5
 2.6 Compliance with Laws 6
 2.7 Authorized Capital 6
 2.8 Issuance of Shares 6
 2.9 Governmental Consents 7
 2.10 Micrologix Reports 7
 2.11 Financial Statements 7
 2.12 Litigation 8
 2.13 Disclosure 8

3. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF VIROGEN 8
 3.1 Organization, Good Standing and Qualification 8
 3.2 Authority and Approval 8
 3.3 Acknowledgement of Virogen 9
 3.4 Independent Advice 9
 3.5 Bearing of Risks 9

4. ADDITIONAL U.K. REPRESENTATIONS AND WARRANTIES OF VIROGEN 9
 4.1 Information Requests 10
 4.2 UK Securities Legislation 10

5. LEGEND 10

6. SURVIVAL OF REPRESENTATIONS 10

7. REGULATORY FILINGS 11
 7.1 Documentation 11
 7.2 Filing Reports 11
 7.3 Copies of consents and approvals 11

8. CLOSING DELIVERIES 11

8.1 Stock Exchange Approval 11
8.2 Creation of Payment Shares 12
8.3 Legal Opinion 12

9. LEGAL ADVICE 12

10. FURTHER ASSURANCES 12

11. MICROLOGIX CORPORATE REORGANIZATION 12

12. NOTICES 13

13. WAIVER OF RIGHTS OF WITHDRAWAL 14

14. ENTIRE AGREEMENT 14

15. INTERPRETATION NOT AFFECTED BY HEADINGS 14

16. ASSIGNMENT 14

17. SEVERABILITY 15

18. PRESS RELEASE AND PUBLIC DISCLOSURE 15

19. EFFECT OF HEADINGS 15

20. THIRD PARTY RELIANCE 15

21. LEGAL FEES 15

22. SPECIFIC PERFORMANCE 15

23. EXECUTION IN COUNTERPARTS; FACSIMILE SIGNATURES 15

24. APPLICABLE LAW 16

SCHEDULES

Schedule 5.1.1 - Legend For Payment Shares

Schedule 5.1.2 - Legend For Conversion Shares

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Stock Purchase Agreement”) is made and entered into this 20th day of February, 2004.

BY AND BETWEEN:

VIROGEN LIMITED, a UK limited company having offices at 1-3 Burtonhole Lane, London, NW7 AD

(“Virogen”)

AND:

MICROLOGIX BIOTECH INC., a British Columbia company having a place of business at 3650 Wesbrook Mall, Vancouver, B.C. V6S 2L2, Canada

(“Micrologix”)

PREAMBLE

A.

WHEREAS pursuant to that certain celgosivir license agreement (the “License Agreement”) entered into by Virogen and Micrologix, dated as of February 2, 2004, Virogen agreed to grant a license to Micrologix and Micrologix agreed to obtain a license from Virogen to develop and commercialize certain program assets as more particularly described in the License Agreement;

B.

AND WHEREAS, as consideration for entering into the License Agreement, Micrologix wishes to issue to Virogen and Virogen wishes to subscribe for, purchase and acquire from Micrologix 4,100,000 Redeemable, Convertible Preferred Shares, Series D, in the capital of Micrologix (the “Payment Shares”);

NOW THEREFORE, in consideration of the covenants, rights and obligations contained in this Stock Purchase Agreement, the preamble forming an integral part of this Stock Purchase Agreement, the parties agree as follows:

1.

SUBSCRIPTION, ISSUANCE, CLOSING AND DELIVERY

1.1

Issuance and Closing

Subject to the terms and conditions of this Stock Purchase Agreement, Micrologix hereby agrees to issue to Virogen and Virogen hereby agrees to subscribe for, purchase and acquire (the “Subscription”) from Micrologix, the Payment Shares. The closing of the sale and purchase of the Payment Shares under this Stock Purchase Agreement (the

“Closing”) shall take place at 2:00 p.m. (Vancouver time) on February 20, 2004 (the “Closing Date”), at the offices of Farris, Vaughan, Wills & Murphy, Vancouver, British Columbia, or at such other time or place as Micrologix and Virogen may mutually agree.

1.2

Delivery

At Closing, subject to the terms and conditions hereof, Micrologix will deliver to Virogen certificates, each representing the number of Payment Shares to either be converted or redeemed pursuant to an applicable “Milestone Payment” as defined and as set forth in Article 30.6.1 of Part 30 of the Articles of the Company, Special Rights and Restrictions attaching to the Redeemable, Convertible Preferred Shares, Series D, as a Series (the “Series D Special Rights and Restrictions”) and registered in the name of Virogen, as consideration for the rights, licenses and sublicenses granted by Virogen to Micrologix under the License Agreement.

2.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF MICROLOGIX

As of the date of this Stock Purchase Agreement, Micrologix hereby represents, warrants and covenants to Virogen and acknowledges that Virogen is relying upon the accuracy of each and every one of such representations, warranties and covenants in connection with the Subscription:

2.1

Good Standing; Qualifying Issuer

2.1.1

Micrologix is a reporting issuer in good standing under the securities laws of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Quebec, (the “Reporting Jurisdictions”) the rules, their respective regulations, prescribed forms, orders and rulings made thereunder and the policy statements issued by the securities commissions or other applicable securities regulatory authorities thereunder (“Canadian Securities Laws”) and is in material compliance with the by-laws, rules and regulations of The Toronto Stock Exchange.

2.1.2

Micrologix is a “qualifying issuer” (as that term is defined in Multilateral Instrument 45-102 Resale of Securities) (“MI 45-102”) and shall use all commercially reasonable efforts to remain a “qualifying issuer” under MI 45-102.  According to Canadian Securities Laws, by virtue of the application of MI 45-102, the Common shares in the capital of Micrologix issuable to Virogen upon conversion of the Payment Shares (the “Conversion Shares”) will be free from statutory hold periods in Canada provided that the following conditions are met at the time of the trade: (i) Micrologix is or has been a reporting issuer in a jurisdiction listed in Appendix B of MI 45-102 for a period of four months immediately preceding the trade; (ii) the trade is not a “control distribution”, as defined in MI 45-102; (iii) at least four months have elapsed from the date hereof; (iv) a certificate representing the securities was issued that carried a legend stating: “Unless permitted under securities legislation, the holder of the securities shall not trade the securities before the date that is four months and a day after the date of the Closing under the Stock Purchase Agreement”; (v) no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of the trade; (vi) no extraordinary commission or consideration is paid to a person or company in respect of the trade; and (vii) if the selling security holder is an insider or officer of Micrologix, the selling security holder has no reasonable grounds to believe that the issuer is in default of Canadian Securities Laws.

2.2

Incorporation

Micrologix (i) is organised and is validly existing as a company in good standing under the laws of its jurisdiction of incorporation and continuance; (ii) is duly licensed and registered and qualified as a company to do business in each jurisdiction in which it owns or leases property or carries on business, unless in each case, the failure to so qualify in any such jurisdiction would not have a Material Adverse Effect; and (iii) has all necessary corporate power to own its properties and to carry on its business.  Micrologix has furnished to Virogen complete and accurate copies of its Certificate of Incorporation, Certificate of Change of Name and Articles, each as amended to date and presently in effect.  Micrologix is not in default under or in breach of, or in violation of, any such provision of its Certificate of Incorporation, Certificate of Change of Name or Articles.

For purposes of this Stock Purchase Agreement, “Material Adverse Effect” means any event, change, occurrence, effect, fact, violation, development or circumstances which has, (either individually or in the aggregate), a material adverse effect on:  (i) the ability of Micrologix to duly perform its obligations under this Stock Purchase Agreement or to consummate the transactions contemplated hereby on a timely basis; or (ii) the business properties, assets (both tangible and intangible), liabilities, condition (financial or otherwise), results of operations of Micrologix which, taken as a whole, fundamentally impairs the ability of Micrologix to carry on its business of anti-infective drug development; provided, however, that any adverse event, change, occurrence, effect, development or circumstance directly attributable to conditions affecting the market sectors in which Micrologix operates, or affecting financial markets generally or relating to the clinical development or prospects of a particular product candidate shall not, in and of themselves, be deemed to constitute a Material Adverse Effect.

2.3

Valid Agreement

Micrologix has the requisite corporate power, capacity and authority (i) to execute, deliver and perform its obligations under this Stock Purchase Agreement; (ii) to issue the Payment Shares to Virogen in the manner and for the purposes set out in this Stock Purchase Agreement; and (iii) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with this Stock Purchase Agreement.  All corporate action on the part of Micrologix, its officers, directors and shareholders necessary for the authorisation of the execution and delivery of this Stock Purchase Agreement, and the performance of all obligations of Micrologix hereunder and the authorisation of the issuance and delivery of the Payment Shares and the Conversion Shares has been taken or will be taken at or prior to the date hereof, and this Stock Purchase Agreement is duly executed and delivered by Micrologix and constitutes a valid and legally binding obligation of Micrologix, enforceable in accordance with its terms.

2.4

Consideration

2.4.1

Rights and Restrictions Attaching to Payment Shares  The Payment Shares shall have rights and restrictions attaching to them described in the Series D Special Rights and Restrictions attached as Schedule 2.4.1 and as described herein.

2.4.2

Termination of Micrologix Conversion Right  To the extent permitted by applicable law, if for a period of ninety consecutive Trading Days (as that term is defined in the Series D Special Rights and Restrictions), the Common shares in the capital of the Company (the “Common Shares”) are not then listed and posted for trading on The Toronto Stock Exchange, The NASDAQ National Market, the New York Stock Exchange and/or the American Stock Exchange (a “Stock Exchange”) or are suspended, cease traded or are delisted from all Stock Exchanges for a period of ninety consecutive Trading Days (a “Delisting of Common Shares”), then, subject to the Series D Special Rights and Restrictions, the Company shall, upon such Delisting of Common Shares, redeem all of the Payment Shares pursuant to Article 30.7.4 of the Series D Special Rights and Restrictions still issued and outstanding as of such date for which the right of Conversion or Redemption (as those terms are defined in the Series D Special Rights and Restrictions) has not theretofore been exercised, for an aggregate redemption price of US$1 and any payments that were or would otherwise have become payable under Article 30.6.1 of the Series D Special Rights and Restrictions shall be payable under Section 4.1 of the License Agreement in cash within ten Business Days following the achievement or occurrence of the corresponding Milestones.

2.4.3

Micrologix Obligation to Make Virogen Whole  If, upon Micrologix becoming obligated to redeem or convert any of the Payment Shares pursuant to Article 30.6.1 of the Series D Special Rights and Restrictions Micrologix is not permitted by applicable law to redeem any portion of the Payment Shares required to be redeemed (if not otherwise converted, as the case may be), Micrologix shall pay to Virogen within 10 Business Days after the occurrence of the Milestone resulting in Micrologix becoming obligated to redeem or convert such Payment Shares, an amount in cash sufficient to make Virogen whole in respect of such Payment Shares after taking into account any cash amount received by Virogen, if any, from the redemption of such Payment Shares and the value of the Conversion Shares issued to Virogen based on the “Conversion Price” (as defined in the Series D Special Rights and Restrictions) used in connection with such conversion; provided that if Micrologix has made Virogen whole in accordance with this Section 2.4.3, Micrologix may elect at any time and from time to time thereafter to repurchase, redeem or otherwise acquire all or part of such Payment Shares not redeemed or converted in respect of which Micrologix has made Virogen whole for an aggregate redemption price of US$1.

2.4.4

Micrologix Milestone Payment Obligations After Optional Redemption.  At any time following the date of the Stock Purchase Agreement (the “Optional Redemption Date”), Micrologix may elect in accordance with Article 30.8 of the Series D Special Rights and Restrictions to redeem all of the Payment Shares then still issued and outstanding as of the Optional Redemption Date, for which the right of Conversion or Redemption (as those terms are defined in the Series D Special Rights and Restrictions) has not theretofore been exercised for an aggregate redemption price of US$1 (the “Optional Redemption”).  Notwithstanding such Optional Redemption of the Payment Shares, Micrologix shall continue to be obligated to pay Virogen all unpaid Milestone Payments that are or would have otherwise become payable under Article 30.6.1 of the Series D Special Rights and Restrictions, in cash in accordance with Section 4.1 of the Licence Agreement within ten Business Days following the achievement or occurrence of the corresponding Milestones.

2.5

Compliance with Charter, Other Instruments

Micrologix is not in violation of its Memorandum or Articles of Incorporation and to the actual knowledge of the senior management of Micrologix in respect of the relevant subject matter (“to the best of Micrologix’s knowledge”), no condition or circumstance exists that likely would (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation; to the best of Micrologix’s  knowledge, Micrologix is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, evidence of indebtedness, note, lease or other agreement, understanding or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject, other than defaults that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.  To the best of Micrologix’s knowledge, the execution, delivery and performance of this Stock Purchase Agreement (i) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Micrologix pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Micrologix is a party or by which Micrologix is bound or to which any of the property or assets of Micrologix is subject (other than conflicts, breaches, defaults, liens, charges and encumbrances that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect); and (ii) do not and will not result in any violation of any applicable laws other than violations that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

2.6

Compliance with Laws

Micrologix has been conducting its business in the ordinary course in compliance with all applicable federal, provincial, state and local laws, rules and regulations of each jurisdiction in which it carries on business and is not in breach of any such laws, rules and regulations where a breach would have a Material Adverse Effect.  Micrologix is duly licensed, registered and qualified and has all material permits and licenses in each jurisdiction in which it carries on business so as to enable it to carry on its business as now conducted by it.  All such licenses, registrations and qualifications are in good standing in all material respects.

2.7

Authorized Capital

The authorized capital of Micrologix consists of 400,000,000 shares divided into: (i) 300,000,000 Common Shares without par value; and (ii) 100,000,000 Preferred shares without par value.  Of the Preferred shares 750,000 have been designated as Convertible Preferred shares, Series A, 1,000,000 have been designated as Convertible Preferred shares, Series B, 5,500,000 have been designated as Convertible Preferred shares, Series C, and 4,100,000 have been designated as Convertible Preferred shares, Series D.

As of the date of this Stock Purchase Agreement, (and immediately prior to the issuance of the Payment Shares), there are 48,068,185 Common Shares issued and outstanding and 6,600,000 Preferred shares issued and outstanding of which 350,000 are Redeemable, Convertible Preferred shares, Series A, in the capital of Micrologix; 1,000,000 are Redeemable, Convertible Preferred shares, Series B, in the capital of Micrologix; and 5,250,000 are Redeemable, Convertible Preferred shares, Series C, in the capital of Micrologix.

Except as set forth in the Disclosure Documents (as defined in Section 2.10 below), there is no agreement, written or oral, between Micrologix and any holders of its securities, relating to the sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) under Canadian Securities Laws.

2.8

Issuance of Shares

The issuance, sale and delivery of the Payment Shares in accordance with this Stock Purchase Agreement, and the issuance and delivery of the Conversion Shares, (the Payment Shares and Conversion Shares collectively referred to as the “Securities”) have been duly authorized by all necessary corporate action on the part of Micrologix, and all such shares have been duly reserved for issuance.  The Payment Shares when so issued and delivered in accordance with the provisions of this Stock Purchase Agreement, and the Conversion Shares, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable and free of all encumbrances except pursuant to this Stock Purchase Agreement, applicable securities laws and the Articles of Micrologix.

2.9

Governmental Consents

No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency, is required on the part of Micrologix in connection with the offer, issuance and delivery of the Payment Shares, the issuance and delivery of the Conversion Shares or the other transactions to be consummated at the Closing, as contemplated by this Stock Purchase Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under Canadian Securities Laws. Based on the representations made by Virogen in Sections 3 and 4 of this Stock Purchase Agreement, the offer and issuance of the Payment Shares to Virogen will be in compliance with applicable U.K. and Canadian Securities Laws.

2.10

Micrologix Reports

Micrologix is a reporting issuer not in default in the Reporting Jurisdictions and has filed with securities regulators in the Reporting Jurisdictions true and complete copies of Micrologix’ Quarterly Reports for the quarters ended July 31, 2003 and October 31, 2003, news releases, Form 6-K reports and Micrologix’ Annual Information Form on Form 20-F for the financial year ended April 30, 2003 (such documents, as amended and supplemented are collectively referred to herein as the “Disclosure Documents”). As of their respective dates, the Disclosure Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since April 30, 2003, and except as specified in the Disclosure Documents, there has not occurred any Material Adverse Effect.

2.11

Financial Statements

Micrologix has previously furnished to Virogen complete and accurate copies, as amended or supplemented, of its financial statements (including notes thereto) included in the Disclosure Documents. As of their respective dates, the financial statements (including notes thereto) included in the Disclosure Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including notes thereto) of Micrologix included in the Disclosure Documents (i) complied as to form in all material respects with applicable accounting requirements, when filed; (ii) have been prepared in accordance with Canadian GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto); (iii) fairly present the consolidated financial condition, results of operations and cash flows of Micrologix as of the respective dates thereof and for the periods referred to herein; and (iv) are consistent with the books and records of Micrologix.

2.12

Litigation

There are, at the date hereof, no actions, suits or proceedings, claims, arbitrations or investigations pending, or to the knowledge of Micrologix threatened, affecting Micrologix at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which action, suit, proceeding, claims, arbitrations or investigations involves a possibility of any judgment against or liability of Micrologix which, if successful, would have a Material Adverse Effect on Micrologix or on the ability of Micrologix to consummate the transactions contemplated hereby.  Neither Micrologix nor its assets and properties is subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably expected to have a Material Adverse Effect on Micrologix or that could reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

2.13

Disclosure

The information in respect of Micrologix and its assets, reserves, liabilities, business and operations provided by Micrologix or its advisors to Virogen was and is accurate and correct in all material respects at the respective dates thereof and did not and does not omit any information necessary to make any such information provided not misleading as at the respective dates thereof.

3.

REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF VIROGEN

Virogen hereby represents and warrants to Micrologix and acknowledges that Micrologix is relying upon the accuracy of each and every one of such representations and warranties in connection with the Subscription, and, without limitation, the determination of Virogen’s eligibility to subscribe for the Payment Shares:

3.1

Organization, Good Standing and Qualification

Virogen has been duly organized and is validly subsisting as a corporation under the laws of its jurisdiction of incorporation with corporate power and authority to own, lease and operate its properties and assets and carry on its businesses as currently owned and carried on.

3.2

Authority and Approval

Virogen has all requisite corporate power and authority and has taken all action necessary in order to execute, deliver and perform its obligations under this Stock Purchase Agreement.  This Stock Purchase Agreement has been duly executed and delivered by Virogen and constitutes a legal, valid and binding agreement of Virogen enforceable against Virogen, in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting creditors' rights generally and general principles of equity.

3.3

Acknowledgement of Virogen

Virogen acknowledges that (i) Virogen is not resident in British Columbia; (ii) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities; (iii) there is no government or other insurance covering the Securities; (iv) there are risks associated with the purchase of the Securities; (v) there are restrictions on Virogen’s ability to resell the Securities and it is the responsibility of Virogen to find out what those restrictions are and to comply with them before selling the Securities; (vi) Micrologix is relying on an exemption from the requirements to provide Virogen with a prospectus and to sell the Securities through a person registered to sell the Securities under the Securities Act (British Columbia) as in effect as of the date hereof and as it may be amended from time to time prior to the Closing Date (the “BC Securities Act”), and, as a consequence of acquiring said Securities pursuant to this exemption, certain protections, rights and remedies provided by the applicable registration and prospectus requirements of the BC Securities Act including statutory rights of rescission or damages, will not be available to Virogen; and (vii) no person has made to Virogen any written or oral representations: (a) that any person will resell or repurchase the Securities, (b) that any person will refund the purchase price for the Payment Shares, (c) as to the future price or value of the Securities, or (d) that the Securities will be listed and posted for trading on any stock exchange or that application has been made to list the Securities on any stock exchange, other than listing of the Securities on the Toronto Stock Exchange.

3.4

Independent Advice

Virogen has been independently advised as to and is aware of the applicable restrictions on the resale of the Securities imposed by securities legislation and of the fact that Virogen may not be able to resell the Securities, except in accordance with applicable securities legislation and regulatory policies.

3.5

Bearing of Risks

Virogen has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of its investment, and is able to bear the economic risk of loss of its investment.  Except for the representations of Micrologix stated or referred to in this Stock Purchase Agreement and the Disclosure Documents, Virogen’s decision to enter into this Stock Purchase Agreement and to subscribe for the Payment Shares has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of Micrologix.

4.

ADDITIONAL U.K. REPRESENTATIONS AND WARRANTIES OF VIROGEN

Virogen hereby represents and warrants to Micrologix as of the date of this Stock Purchase Agreement as follows:

4.1

Information Requests

Virogen acknowledges that it has been offered the opportunity to ask questions and receive answers concerning Micrologix and its proposed business, and that all requests for such information have been complied with to Virogen’s full satisfaction.

4.2

UK Securities Legislation

Virogen represents, warrants and agrees that: (i) it has not offered or sold and, prior to the expiry of a period of four months from the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to Micrologix; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

5.

LEGEND

5.1.1

Upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of Canadian Securities Laws and U.K. Securities Laws, each certificate evidencing the Payment Shares shall bear the legend in substantially the form as set out in Schedule 5.1.1.

5.1.2

Upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Canadian Securities Laws and U.K. Securities Laws, each certificate evidencing the Conversion Shares shall bear the legend in substantially the form as set out in Schedule 5.1.2.

6.

SURVIVAL OF REPRESENTATIONS

Notwithstanding the completion of the transactions contemplated by this Stock Purchase Agreement, and except as otherwise stated herein, the representations, warranties and covenants made by Virogen and Micrologix under this Stock Purchase Agreement will survive the termination of the Stock Purchase Agreement.

7.

REGULATORY FILINGS

7.1

Documentation

Virogen agrees and undertakes to execute and deliver all documentation as may be reasonably requested by Micrologix as being required by applicable securities and other legislation and such other further documentation as may be required by The Toronto Stock Exchange to permit the subscription by Virogen of the Payment Shares on the terms set forth in this Stock Purchase Agreement and, if required, Virogen will deliver to Micrologix two manually signed copies of The Toronto Stock Exchange Private Placement Questionnaires and Undertakings prepared by Micrologix’s counsel, a copy of which is attached as Schedule 7.1.  Micrologix will pay all required filing fees payable to the Canadian securities regulatory authorities and The Toronto Stock Exchange, if any.

7.2

Filing Reports

If required by applicable securities legislation, policy or order, or by any securities commission, The Toronto Stock Exchange or other regulatory authority, Virogen will execute, deliver and file or assist Micrologix in filing such reports, undertakings and other documents with respect to the sale and issuance of the Payment Shares as may be required by any securities commission or other regulatory authority (including, without limitation, any modification or correction to the Private Placement Questionnaires and Undertakings which may be required by The Toronto Stock Exchange).

7.3

Copies of consents and approvals

Micrologix shall provide to Virogen copies of all (i) prospectus exemption applications filed pursuant to the Canadian Securities Laws with respect to the Securities or any of the transactions contemplated herein; (ii) notices to The Toronto Stock Exchange or any other applicable Stock Exchange of issuance of securities with respect to any of the transactions contemplated herein; and (iii) all official written correspondence between the Company and the Stock Exchange related to the foregoing clauses 7.3(i) and 7.3(ii).

8.

CLOSING DELIVERIES

Notwithstanding anything in this Stock Purchase Agreement, the obligations of Virogen to complete the transactions provided for in this Stock Purchase Agreement will be subject to the delivery by Micrologix of the following items at or prior to the date of this Stock Purchase Agreement:

8.1

Stock Exchange Approval

Micrologix shall provide to Virogen written evidence that it has obtained the consent of The Toronto Stock Exchange as to the terms and conditions of this Stock Purchase Agreement and the transactions contemplated hereby, including the listing of the

Conversion Shares to be issued to Virogen, and copies of Micrologix’s application or applications and any related submissions made by or on behalf of Micrologix to The Toronto Stock Exchange, as and when filed or submitted, including without limitation notice of the proposed issue of the Securities.

8.2

Creation of Payment Shares

Micrologix shall deliver to Virogen copies of the Memorandum and Articles of Incorporation, including the amendments thereto designating the Payment Shares and creating, defining and attaching the Series D Special Rights and Restrictions, as set forth in Schedule 2.4.1 and as certified by the Registrar of Companies of British Columbia.

8.3

Legal Opinion

Virogen shall have received an opinion of counsel to Micrologix in the form attached hereto as Schedule 8.3.

9.

LEGAL ADVICE

Virogen acknowledges and agrees that it is responsible for obtaining such legal advice as it considers appropriate in connection with the execution, delivery and performance by it of this Stock Purchase Agreement and the transactions contemplated under this Stock Purchase Agreement.

10.

FURTHER ASSURANCES

At the date of this Stock Purchase Agreement and thereafter as may be necessary or desirable, and without further consideration, each party shall deliver such documents, certificates, assurances and other instruments as may be reasonably required to carry out the provisions of this Stock Purchase Agreement.

11.

MICROLOGIX CORPORATE REORGANIZATION

Upon the request of Micrologix, Virogen covenants and agrees to provide its consent and to vote from time to time as required as a holder of Series D Preferred Shares (and for so long as it remains a holder of Series D Preferred Shares) in favour of any capital reorganization, reclassification, subdivision or consolidation of the capital of the Company or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Company with or into another company or body corporate (a “Corporate Reorganization”) involving Micrologix that is a “Permitted Corporate Reorganization”.

A “Permitted Corporate Reorganization” means a Corporate Reorganization whereunder Virogen, as a holder of Series D Preferred Shares which have not been converted or redeemed (or are not to be converted or redeemed) prior to the record date for such Corporate Reorganization, shall be entitled to receive and accept shares or other securities of Micrologix or of a company or body corporate resulting or continuing from, or otherwise surviving any merger, arrangement or amalgamation (statutory or otherwise) of Micrologix with or into another company or body corporate (a “Successor Corporation”), as the case may be, having special rights and restrictions substantially equivalent (as reasonably determined by the Board of Directors of Micrologix) to those attaching to the Series D Preferred Shares (the “Successor Shares”), and that, without limitation, upon the exercise of such rights of conversion attaching to the Successor Shares at any time after the record date of such Corporate Reorganization, in lieu of the number of Conversion Shares to which Virogen as a holder of such Series D Preferred Shares would theretofore have been entitled upon conversion, Virogen would be entitled to receive as holder of the Successor Shares the aggregate number of Common shares of Micrologix or of the Successor Corporation, as applicable, that Virogen as a holder of such Series D Preferred Shares would have been entitled to receive if, on the record date of the Corporate Reorganization, Virogen, as a holder of such Series D Preferred Shares had been the registered holder of the number of Conversion Shares to which it was theretofore entitled upon conversion upon the occurrence or achievement of the Milestones (as defined in Article 30.6.1 of the Series D Special Rights and Restrictions), subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Articles 30.9.1 and 30.9.2 of the Series D Special Rights and Restrictions.

Virogen shall execute and/or cause to be delivered to Micrologix such instruments and other documents, including consent resolutions of holders of Payment Shares, instruments of proxy, voting agreements, and shall take such other actions as Micrologix may reasonably request for the purpose of effecting Virogen’s consent and vote of any such Permitted Corporate Reorganizations and in connection with any proceedings associated therewith.

12.

NOTICES

Any notice or other communication required by this Stock Purchase Agreement shall be made in writing and given by (i) prepaid, first class, certified mail, return receipt requested, (ii) facsimile, or (iii) overnight courier, and shall be deemed to have been served on the date received by the addressee at the following address or such other address as may from time to time be designated to the other party in writing:

Notices to Virogen shall be addressed to: Dr. Michael Dalrymple Virogen Limited 1-3 Burtonhole Lane London, NW7 1AD U.K. Telefacsimile: 020 8906 7201 Attention: Chief Executive Officer	With a copy to: Cumberland Ellis Peirs Columbia House 69 Aldwych London, WC2B 4RW Attention: Suzanne Eva Telefacsimile: 020 7831 9081

Notices to Micrologix shall be addressed to:

Micrologix Biotech Inc.

BC Research Building

3650 Wesbrook Mall

Vancouver, British Columbia V6S 2L2

Telefacsimile:  (604) 221-9688

Attention:  President and C.E.O.

With a copy to: Farris, Vaughan, Wills & Murphy 26th Floor, 700 West Georgia Street Vancouver, British Columbia V7Y 1B3 Telefacsimile: (604) 661-9349 Attention: R. Hector MacKay- Dunn, Q.C.

13.

WAIVER OF RIGHTS OF WITHDRAWAL

Virogen expressly waives and releases Micrologix from all rights of withdrawal or rescission to which it might otherwise be entitled pursuant to applicable securities legislation.

14.

ENTIRE AGREEMENT

This Stock Purchase Agreement, together with the License Agreement and any other documents in connection with the transactions contemplated hereby, upon acceptance by Micrologix, will represent the entire agreement of Virogen and Micrologix with respect to the subject matter of this Stock Purchase Agreement and other than the representations, warranties, covenants contained in or referenced in this Stock Purchase Agreement, the License Agreement and the other documents in connection with the transactions contemplated hereby, there are no representations, warranties, covenants or other agreements relating to the subject matter hereof except as stated or referred to in this Stock Purchase Agreement, the License Agreement or such other documents.

15.

INTERPRETATION NOT AFFECTED BY HEADINGS

The division of this Stock Purchase Agreement into sections and subsections and the insertion of headings are for convenience of reference only and will not affect the interpretation of this Stock Purchase Agreement.

16.

ASSIGNMENT

Neither party hereto may assign or otherwise transfer this Stock Purchase Agreement or any of its rights hereunder without the prior written consent of the other party hereto, except to a party that succeeds to all or substantially all of such party's business or assets, whether by sale, merger, operation of law or otherwise; provided that such assignee or transferee agrees in writing to be bound by the terms and conditions of this Stock Purchase Agreement. Notwithstanding the foregoing, either party may assign its rights and obligations hereunder to an entity which controls, is controlled by or is under common control with a party, provided that assigning party shall remain responsible for all obligations to the other party hereunder.  Any other attempt to transfer or assign shall be void without the prior written consent of the other party.

17.

SEVERABILITY

In case any provision of this Stock Purchase Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

18.

PRESS RELEASE AND PUBLIC DISCLOSURE

The parties agree that public disclosure of this Stock Purchase Agreement is governed by the confidentiality provisions contained in the License Agreement, therefore neither Micrologix nor Virogen will disclose of the existence or terms of this Stock Purchase Agreement other than as provided for under the terms of the License Agreement.

19.

EFFECT OF HEADINGS

The section headings herein are for convenience only and shall not affect the construction or interpretation of this Stock Purchase Agreement.

20.

THIRD PARTY RELIANCE

Counsel to the parties shall be entitled to rely upon this Stock Purchase Agreement as needed in the rendering of opinions as provided for herein.

21.

LEGAL FEES

In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys’ fees whether or not the proceeding results in a final judgment.  If both parties hereto prevail in part in any such legal action, the court shall have the decision to award fees and costs to the parties as it deems equitable.

22.

SPECIFIC PERFORMANCE

In addition to any and all other remedies that may be available at law in the event of any breach of this Stock Purchase Agreement, each party hereto will be entitled to specific performance of the agreements and obligations of the other party hereto and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

23.

EXECUTION IN COUNTERPARTS; FACSIMILE SIGNATURES

This Stock Purchase Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if both Parties have not executed the same counterpart.  Signatures provided by facsimile transmission shall be deemed to be original signatures.

24.

APPLICABLE LAW

Any claim, dispute or controversy of whatever nature arising out of or relating to this Stock Purchase Agreement shall be governed by and construed under the laws of the Province of British Columbia, Canada, without regard to its choice of law provisions that would require the application of the laws of a different province or country.

The remainder of this page is intentionally left blank; signature page follows.

IN WITNESS WHEREOF, each of the parties has caused this Stock Purchase Agreement to be executed on its behalf by a duly authorised officer all as of the date first written above.

VIROGEN LIMITED

by its authorized signatory:

“Michael Dalyrmple”

Dr. Michael Dalrymple

Director

MICROLOGIX BIOTECH INC.

by its authorized signatory:

“James DeMesa”

James DeMesa

President and C.E.O.

(signatures end)

Schedule 2.4.1

Part 30

Special Rights and Restrictions Attaching to the Redeemable, Convertible Preferred Shares of Micrologix, Series D, as a Series

The fourth series of Preferred shares of the Company shall be designated the Redeemable, Convertible Preferred Shares, Series D (the “Series D Preferred Shares”) and shall have attached thereto, in addition to the special rights and restrictions attaching to the Preferred shares as a class, the following special rights and restrictions (the “Series D Provisions”):

30.1

DEFINITIONS AND INTERPRETATION

30.1.1

Definitions

Where used in these Series D Provisions, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings:

(a)

“Affiliate” means any entity which controls, is controlled by, or is under common control with a person or entity;

(b)

“Approval Letter” has the meaning set forth in Section 1.1(c) of the License Agreement;

(c)

“Bucast Product” has the meaning set forth in Section 1.1(g) of the License Agreement;

(d)

“Business Day” means any day that is not a Saturday, Sunday or holiday in British Columbia;

(e)

“Closing Date” shall be February 20, 2004;

(f)

“Common Shares” means Common shares in the capital of the Company;

(g)

“Company Act” has the meaning set forth in Article 30.1.6;

(h)

“Conversion” means the conversion of the Series D Preferred Shares into Conversion Shares pursuant to the terms set forth herein;

(i)

“Conversion Date” has the meaning set forth in Article 30.7.1;

(j)

“Conversion Notice” has the meaning set forth in Article 30.7.2;

(k)

“Conversion Price” means the Current Market Price of Common Shares;

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(l)

“Conversion Shares” means Common Shares issuable to the Series D Preferred Holder upon conversion of the Series D Preferred Shares;

(m)

“Corporate Reorganization” means capital reorganization, reclassification, subdivision or consolidation of the capital of the Company or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Company with or into another company or body corporate;

(n)

“Current Market Price” of the Common Shares on any date means the U.S. Dollar Equivalent of the weighted average of the trading prices of Common Shares on The Toronto Stock Exchange (or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on any other Stock Exchange), for the ten consecutive Trading Days ending on the last Trading Day prior to an applicable Milestone Date (subject to appropriate adjustment for subdivisions, stock dividends, reclassifications and similar recapitalizations affecting the Common Shares) save where the applicable Milestone Date is the First Milestone Date, in which case the weighted average of the trading prices of Common Shares on The Toronto Stock Exchange (or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on any other Stock Exchange), shall be for the ten consecutive Trading Days ending on the 2nd February 2004 (subject to appropriate adjustment for subdivisions, stock dividends, reclassifications and similar recapitalizations affecting the Common Shares);

(o)

“Delisting of Common Shares” means that if for a period of ninety consecutive Trading Days, the Common Shares are not then listed and posted for trading on a Stock Exchange or are suspended, cease traded or are delisted from all Stock Exchanges for a period of ninety consecutive Trading Days;

(p)

“FDA” means the United States Food and Drug Administration;

(q)

“First Milestone Date” has the meaning set out in Article 30.6.1(a);

(r)

“herein”, “hereto”, “hereunder”, “hereof”, “thereto” and similar expressions mean or refer to these Series D Provisions and not to any particular Article, and the expression “Article” followed by a number or a letter mean and refer to the specific Article of these Series D Provisions;

(s)

“License Agreement” means that certain license agreement entered into between the Company and the Series D Preferred Holder dated as of February 2, 2004;

(t)

“Liquidation Redemption Price” means an amount equal in the aggregate to U.S.$1;

(u)

“Milestone(s)” has the meaning set forth in Article 30.6.1;

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(v)

“Milestone Date” has the meaning set forth in Article 30.6.1;

(w)

“Milestone Payments” has the meaning set forth in Article 30.6.1;

(x)

“Milestone Redemption Price” means an amount equal to U.S. $1 for each Series D Preferred Share to be redeemed (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and similar recapitalizations affecting the Series D Preferred Shares);

(y)

“NDA” has the meaning set forth in the License Agreement;

(z)

“Optional Redemption” has the meaning set forth in Article 30.8.5;

(aa)

“Optional Redemption Date” has the meaning set forth in Article 30.8.5;

(bb)

“Phase III” has the meaning set forth in Section 1.1(jj) of the License Agreement;

(cc)

“Redemption” means the redemption of the Series D Preferred Shares by the Company;

(dd)

“Redemption Date” has the meaning set forth in Article 30.8.1;

(ee)

“Redemption Notice” has the meaning set forth in Article 30.8.2;

(ff)

“Series D Preferred Holder” means the registered holder of the Series D Preferred Shares;

(gg)

“Stock Exchange” means the principal securities exchange on which the Common Shares are listed or posted for trading and includes any one of The Toronto Stock Exchange, The Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange;

(hh)

“Stock Purchase Agreement” means the stock purchase agreement to be entered into between the Company and Virogen Limited, dated as of February 20, 2004;

(ii)

“Successor Corporation” has the meaning set forth in Article 30.9.1;

(jj)

“Successor Shares” has the meaning set forth in Article 30.9.1;

(kk)

“Trading Day” means any day on which the Stock Exchange is open for business; and

(ll)

“U.S. Dollar Equivalent” means the equivalent amount of U.S. dollars calculated from Canadian currency using the Bank of Canada noon rate for such conversion as reported on the Bank of Canada’s website on the business day prior to the applicable date.

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30.1.2

Gender

Words importing the singular include the plural and vice versa and words importing any gender include all genders.

30.1.3

Currency

All monetary amounts referred to in these Series D Provisions shall be payable in U.S. dollars by wire transfer or certified cheque.

30.1.4

Headings

Headings and subheadings used in these Series D Provisions are for convenience of reference only and shall not affect the construction or interpretation hereof.

30.1.5

Business Day

In the event that any date upon which any action is required to be taken by the Company or the Series D Preferred Holder hereunder, is not a Business Day, then such action shall be required to be taken on or by the next succeeding day that is a Business Day.

30.1.6

Company Act

These Series D Provisions shall be governed by and are subject to the applicable provisions of the Company Act (British Columbia), as such statute may from time to time be amended, varied, replaced or re-enacted (the “Company Act”) and all other laws binding upon the Company and, except as otherwise expressly provided herein, all terms used herein that are defined in the Company Act and not otherwise defined herein shall have the meanings ascribed to them in the Company Act.

30.2

MAXIMUM NUMBER OF SHARES

30.2.1

Series D Preferred Shares

The maximum number of Series D Preferred Shares shall be 4,100,000.

30.2.2

Conversion Shares

The maximum number of Conversion Shares shall be 11,969,649.

30.3

VOTING RIGHTS

Subject to the provisions of the Company Act, the Series D Preferred Holder shall not be entitled to vote the Series D Preferred Shares held by it at any general meeting of members of the Company.  The Series D Preferred Holder shall be entitled to be given notice of and be invited to attend meetings of voting members of the Company.  Upon Conversion in

5

accordance with the provisions hereof, the Conversion Shares issued in any such Conversion shall have the voting rights equivalent to the voting rights of all other Common Shares.

30.4

DIVIDENDS

No dividends shall be payable on or in respect of the Series D Preferred Shares.

30.5

DISSOLUTION AND LIQUIDATION

In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs, the Series D Preferred Holder shall be entitled to receive before any distribution is made to holders of Common Shares or any other shares of the Company ranking junior to the Series D Preferred Shares with respect to repayment of capital, the amount equal to in the aggregate the Liquidation Redemption Price.  After payment to the Series D Preferred Holder of the amounts so payable to it, the Series D Preferred Holder shall not be entitled to share in any further distribution of the property or assets of the Company in respect of the Series D Preferred Shares.  Notwithstanding the foregoing, upon such liquidation, dissolution or winding up, all payments that are or would otherwise have become payable under Article 30.6.1 of these Series D Provisions shall be payable in cash pursuant to Section 4.1 of the License Agreement within 10 Business Days following the occurrence of the applicable Milestone.

30.6

MILESTONES

30.6.1

Milestones and Milestone Payments

Upon and subject to the terms and conditions of these Series D Provisions, and Section 2.4.3 of the Stock Purchase Agreement, on or before ten Business Days after the achievement of each milestone (a “Milestone”) described in this Article 30.6.1(a) through (d) (the date of the occurrence or achievement of such Milestone is referred to herein as a “Milestone Date”), the Company shall pay to the Series D Preferred Holder the appropriate dollar amount corresponding to the applicable Milestone as set forth below (each, a “Milestone Payment”) through the redemption of a number of Series D Preferred Shares at a price per share equal to the Milestone Redemption Price in accordance with Article 30.8 and/or, if the number of Conversion Shares in Article 30.2.2 have not been exceeded, through the conversion of a number of Series D Preferred Shares into Conversion Shares having a value based on the then applicable Conversion Price in accordance with Article 30.7 (or a combination thereof) so that in all cases, except as provided by law, the sum of the aggregate Milestone Redemption Price paid and the value of the Conversion Shares into which the Series D Preferred Shares are converted equals the Milestone Payment set forth below:

(a)

One Hundred Thousand Dollars (U.S.$100,000) upon February 20, 2004 (the “First Milestone Date”);

(b)

[XXXX];

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(c)

[XXXX]; and

(d)

[XXXX].

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

30.7

CONVERSION

30.7.1

Conversion at Company’s Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to Article 30.6.1, and this Article 30.7, upon giving notice as hereinafter provided, convert as of a date within ten Business Days of a Milestone Date (the “Conversion Date”) up to the number of Series D Preferred Shares provided with respect to such Milestone in Article 30.6.1, provided such Series D Preferred Shares are still issued and outstanding on such date and the right of Redemption attached thereto has not theretofore been exercised, and issue to the Series D Preferred Holder Conversion Shares as hereinafter provided in this Article 30.7.

30.7.2

Notice of Conversion

In the case of Conversion of the Series D Preferred Shares, the Company shall, not more than three Business Days after a Milestone Date, mail to the Series D Preferred Holder of the Series D Preferred Shares to be converted pursuant to such Milestone, a notice in writing of the intention of the Company to convert such Series D Preferred Shares (“Conversion Notice”).  Such Conversion Notice shall be in writing and given by (i) prepaid, first class, certified mail, return receipt requested, (ii) facsimile, or (iii) overnight courier, in each case properly addressed to the Series D Preferred Holder at its address as it appears on the books of Company or, in the event of the address of the Series D Preferred Holder not so appearing then to the last known address of the Series D Preferred Holder, with the effective date of the notice being the actual date of receipt by the recipient of such notice, and shall set out the number of shares which the Company wishes to convert, the Conversion Price with respect to the applicable Milestone Date, the Conversion Date for such Conversion, as well as the place designated for delivery of the certificate(s) representing the Series D Preferred Shares called for Conversion.

30.7.3

Procedure for Conversion

(a)

On any Conversion Date, in accordance with a Conversion Notice, or within a reasonable time thereafter, the Company shall issue certificates for Conversion Shares, on presentation and surrender at the registered office of the Company or any other place designated in the Conversion Notice of the certificate or ..

7

certificates representing such Series D Preferred Shares called for Conversion, in the number equal to the number of Series D Preferred Shares to be converted resulting from the occurrence or achievement of said Milestone multiplied by a fraction, the numerator of which is the then Milestone Redemption Price for 1 Series D Preferred Share, and the denominator of which is the Conversion Price as of the date of such Milestone.  The certificates for Conversion Shares issued by the Company to the Series D Preferred Holder shall be in accordance with the provisions hereof, or in such name or names as the Series D Preferred Holder may direct in writing, provided that if issued in a name other than the Series D Preferred Holder such Series D Preferred Holder shall pay any applicable transfer taxes.  If only part of the Series D Preferred Shares represented by any certificate shall be converted, a new certificate representing the balance of such Series D Preferred Shares shall be issued to the Series D Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(b)

The registered holder of the Conversion Shares resulting from a Conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends payable to the holders of Common Shares who were holders of record at the close of business on any date on or after the date of such Conversion or the date of such declaration of such dividend.  Subject as aforesaid and subject to the provisions of Article 30.9.1 and 30.9.2 hereof and Section 2.4.3 of the Stock Purchase Agreement, upon Conversion of the Series D Preferred Shares converted pursuant to the achievement of a Milestone, there shall be no further payment or adjustment by the Company on the Conversion Shares resulting from such Conversion except that the Conversion Shares so resulting shall thereafter participate with all other Common Shares.

(c)

Upon receipt of the Conversion Notice, the holder of Series D Preferred Shares shall surrender its certificate or certificates for the Series D Preferred Shares to be converted to the Company at the place designated in the Conversion Notice, and shall thereafter receive certificates for the number of Conversion Shares to which such holder is entitled.  On the Conversion Date, all outstanding Series D Preferred Shares to be converted pursuant to the Conversion Notice shall be deemed to have been converted into Conversion Shares, which shall be deemed to be outstanding of record, and all rights with respect to the Series D Preferred Shares so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Shares) will terminate, but excluding the rights of holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of Conversion Shares into which such Series D Preferred Shares have been converted, and to receive payment of any declared but unpaid dividends thereon. As soon as practicable after the Conversion Date and the surrender of the certificate or certificates for Series D Preferred Shares, the Company shall cause to be issued and delivered to such holder, or on his written order, a certificate or certificates for the number of full Conversion Shares issuable on such conversion in accordance with the provisions hereof.

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(d)

The Company shall not issue fractional shares upon any Conversion but in lieu thereof the Company shall pay any fractional share amount in cash (based upon the Current Market Price used to calculate such fractional share) at the time of delivery of the share certificate representing the number of Conversion Shares into which the Series D Preferred Shares are converted.

(e)

All Conversion Shares resulting from any Conversion of Series D Preferred Shares into Conversion Shares (including whole Conversion Shares resulting from the consolidation by the Company of fractions of shares which result from Conversions) shall be fully paid and non-assessable.  Nothing herein contained shall effect or restrict the right of the Company to increase the number of its Common Shares in accordance with the provisions of the Company Act and to issue such shares from time to time.

(f)

The Company shall at all times when the Series D Preferred Shares shall be outstanding, reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Series D Preferred Shares, such number of its duly authorized Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Shares.

(g)

The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Conversion Shares upon conversion of Series D Preferred Shares pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Conversion Shares in a name other than that in which the shares of Series D Preferred Shares so converted were registered.

30.7.4

Termination of Conversion Alternative

To the extent permitted by applicable law, if there is a Delisting of Common Shares, the Company shall, upon such Delisting of Common Shares, redeem all of the Series D Preferred Shares still issued and outstanding as of such date for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of U.S.$1 and any payments that are or would otherwise become payable in accordance with the terms of Article 30.6.1 herein shall become payable in cash under Section 4.1 of the License Agreement within 10 Business Days of the achievement or occurrence of the applicable Milestone.

30.8

REDEMPTION

30.8.1

Milestone Redemption at Company’s Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to Article 30.6.1 and this Article 30.8, and upon

9

giving notice as hereinafter provided, redeem as of a date within ten Business Days of a Milestone Date (the “Redemption Date”) up to the number of Series D Preferred Shares provided with respect to such Milestone in Article 30.6.1, provided such Series D Preferred Shares are still issued and outstanding on such date and the right of Conversion attached thereto has not theretofore been exercised with respect to such Series D Preferred Shares, and pay to the Series D Preferred Holder the applicable Milestone Redemption Price for such shares.

30.8.2

Notice of Redemption

In the case of Redemption of the Series D Preferred Shares, the Company shall, not more than five Business Days after a Milestone Date, mail to the Series D Preferred Holder of the Series D Preferred Shares to be redeemed pursuant to such Milestone a notice in writing of the intention of the Company to redeem such Series D Preferred Shares (“Redemption Notice”).  Such Redemption Notice shall be sent by (i) prepaid, first class, certified mail, return receipt requested, (ii) facsimile, or (iii) overnight courier, in each case properly addressed to the Series D Preferred Holder at its address as it appears on the books of Company or, in the event of the address of the Series D Preferred Holder not so appearing then to the last known address of the Series D Preferred Holder with the effective date of the notice being the actual date of receipt by the recipient of such notice and shall set out the applicable number of shares being redeemed, the Milestone Redemption Price and the Redemption Date for such Redemption, as well as the place designated for delivery of the certificate(s) representing the Series D Preferred Shares called for Redemption.

30.8.3

Procedure for Redemption

(a)

On any Redemption Date, in accordance with a Redemption Notice, the Company shall pay or cause to be paid in cash to or to the order of the Series D Preferred Holder of the Series D Preferred Shares to be redeemed the aggregate Milestone Redemption Price for such shares, on presentation and surrender at the registered office of the Company or any other place designated in such Redemption Notice of the certificate or certificates representing such Series D Preferred Shares called for Redemption.  If only part of the Series D Preferred Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such Series D Preferred Shares shall be issued to the Series D Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(b)

From and after the Redemption Date specified in any such Redemption Notice, the Series D Preferred Shares called for Redemption shall thereupon be redeemed and the Series D Preferred Holder shall not be entitled to exercise any of the rights in respect thereof unless payment of the applicable Milestone Redemption Price shall not be made upon presentation of a certificate or certificates in accordance with the foregoing provisions in which case the rights of the Series D Preferred Holder shall remain unaffected.

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(c)

The Series D Preferred Shares which are redeemed in accordance herewith shall be cancelled.

30.8.4

Redemption Subject to Applicable Law

If, upon the achievement of any Milestone described in Article 30.6.1, the Company is not permitted by insolvency provisions or other provisions of applicable law to redeem all or any portion of the Series D Preferred Shares required to be redeemed hereunder (if not otherwise converted, as the case may be), the Company shall, pursuant to the terms of this Article 30.8, redeem only the maximum number of Series D Preferred Shares (as determined in good faith by the Board of Directors of the Company) it is then permitted to redeem and shall make any payment to the holder of the Series D Preferred Shares required by Section 2.4.3 of the Stock Purchase Agreement.

30.8.5

Optional Redemption Date

At any time following the date of the Stock Purchase Agreement (the “Optional Redemption Date”), the Company may, or upon termination of the License Agreement the Company shall, in accordance with this Article 30.8, redeem all of the Series D Preferred Shares then still issued and outstanding as of the Optional Redemption Date or as of the date the License Agreement is terminated, as the case may be, for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of U.S.$1 (the “Optional Redemption”).  Notwithstanding such Optional Redemption of the Series D Preferred Shares, the Company shall continue to be obligated to pay the Series D Preferred Holder all unpaid Milestone Payments that are or would otherwise become payable under Article 30.6.1 herein in cash under Section 4.1 of the License Agreement within ten Business Days following the achievement or occurrence of the corresponding Milestones.

30.9

ADJUSTMENTS

30.9.1

Adjustment for Corporate Reorganization

If and whenever there is a Corporate Reorganization whereunder the Series D Preferred Holder holds Series D Preferred Shares which have not been converted or redeemed (or are not to be converted or redeemed) prior to the record date for such Corporate Reorganization, the Series D Preferred Holder shall be entitled to receive and accept shares or other securities of the Company or of a company or body corporate resulting or continuing from, or otherwise surviving any merger, arrangement or amalgamation (statutory or otherwise) of the Company with or into another company or body corporate (a “Successor Corporation”), as the case may be, having the rights of conversion and redemption substantially equivalent (as reasonably determined by the Board of Directors of the Company) to those attaching to the Series D Preferred Shares (the “Successor Shares”), and that, without limitation, upon the exercise of such rights of conversion attaching to the Successor Shares at any time after the record date of such Corporate Reorganization, in lieu of the number of Conversion Shares to which the Series D Preferred Holder would theretofore have been entitled upon conversion, the

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Series D Preferred Holder would be entitled to receive as holder of the Successor Shares the aggregate number of Common shares of the Company or of the Successor Corporation, as applicable, that the Series D Preferred Holder would have been entitled to receive if, on the record date of the Corporate Reorganization, the Series D Preferred Holder had been the registered holder of the number of Conversion Shares to which it was theretofore entitled upon conversion upon the occurrence or achievement of the Milestones, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Articles 30.9.1 and 30.9.2 herein.

30.9.2

Adjustment for Other Dilutive Events

If and whenever at any time any event shall occur as to which the provisions of Article 30.9.1 are not strictly applicable but the failure to make any adjustment would not fairly protect the rights of Conversion or other rights and privileges attached to the Series D Preferred Shares in accordance with the essential intent and principles of this Article 30 or, if strictly applicable would not fairly protect the rights of Conversion or other rights and privileges attached to the Series D Preferred Shares in accordance with such essential intent and principles, then the Company shall make such adjustment, if any, on a basis consistent with the essential intent and principles established in this Article 30.9, necessary to preserve, without dilution, the rights of Conversion and other rights and privileges attached to the Series D Preferred Shares.

30.9.3

Notice of Adjustment

Upon the occurrence of any of the events listed in this Article 30.9, then and in each such case the Company shall give written notice of the adjustment and how it was calculated, addressed to the Series D Preferred Holder.  Such notice shall set forth the adjustment contemplated hereby (including the kind and amount of securities, cash or other property into which the Series D Preferred Shares are convertible).  Such notice shall either be sent by (i) prepaid, first class, certified mail, return receipt requested, (ii) facsimile, or (iii) overnight courier, in each case properly addressed to the Series D Preferred Holder at its address as it appears on the books of Company or, in the event of the address of the Series D Preferred Holder not so appearing then to the last known at the address of the Series D Preferred Holder.

30.10

TRANSFER

The Series D Preferred Shares shall not be transferable without the written consent of the Company, except by the Series D Preferred Holder to:

(a)

any person, if it is required by law to do so;

(b)

any persons who are bona fide investors (including shareholders, limited partners, the general partner, as the case may be) in the Series D Preferred Holder who are entitled to participate in a distribution of the assets of the Series D Preferred Holder upon winding-up, liquidation or dissolution where the Series D Preferred Shares are distributed to them on such occurrence;

(c)

an Affiliate or to a third party in connection with a sale of all or substantially all of such Series D Preferred Holder’s business to which the License Agreement relates.

Schedule 5.1.1

LEGEND FOR PAYMENT SHARES

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES OR ANY SECURITIES ISSUABLE ON CONVERSION OF THE SECURITIES BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE CLOSING DATE].”

Schedule 5.1.2

LEGEND FOR CONVERSION SHARES

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE CLOSING DATE].

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE UNTIL [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE CLOSING DATE] SINCE THEY ARE NOT FREELY TRANSFERABLE UNTIL SUCH DATE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT ‘GOOD DELIVERY’ IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE UNTIL SUCH DATE.”

Schedule 7.1

THE TORONTO STOCK EXCHANGE

PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

QUESTIONNAIRE

1.

DESCRIPTION OF TRANSACTION

(a)

Name of issuer of the Securities:

       MICROLOGIX BIOTECH INC.

(b)

Number and Class of Securities to be Purchased: 4,100,000 Redeemable Convertible Preferred Shares, Series D

(c)

Purchase Price:

US$ 4,100,000

2.

DETAILS OF PURCHASER

(a)

Name of Purchaser:

VIROGEN LIMITED

(b)

Address:

1-2 Burtonhole Lane, London NW7 1AD

(c)

Name and address of persons having a greater than 10% beneficial interest in the purchaser: MRC Technology, 1-2 Burtonhole Lane, London NW7 1AD

3.

RELATIONSHIP TO ISSUER

(a)

Is the purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Ontario Securities Act (before giving effect to this private placement)?  If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider.

N/A

(b)

If the answer to (a) is “no”, are the purchaser and the issuer controlled by the same person or company?  If so, give details.

NO

4.

DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

Give details of all trading by the purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof.

NONE

UNDERTAKING

TO:

The Toronto Stock Exchange

The undersigned has subscribed for and agreed to purchase, as principal, the securities described in item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED AT __________________________ this _____ day of _______________, 2004

                     VIROGEN LIMITED

(Name of Purchaser – please print)

(Authorized Signature)

                                                               DIRECTOR

(Official Capacity – please print)

Dr. Michael Dalrymple, Director

Schedule 8.3

FORM OF OPINION – ISSUANCE OF PAYMENT SHARES AND CONVERSION SHARES

February 20, 2004

Virogen Limited

1-3 Burtonhole Lane

London, NW7 AD

Dear Sirs/Madams:

Re:

Micrologix Biotech Inc. (the “Company”) –
Issuance of 4,100,000 Payment Shares

We have acted as counsel to the Company in connection with the subscription for and the issuance of 4,100,000 Redeemable, Convertible Preferred shares, Series D, in the capital of the Company (the “Payment Shares”) by Virogen Limited (“Virogen”) pursuant to a stock purchase agreement entered into between the Company and Virogen as of the date hereof (the “Stock Purchase Agreement”).

As counsel to the Company, we have acted in connection with the negotiation, execution and delivery by it of the Stock Purchase Agreement.  All terms used in this opinion that are defined in the Stock Purchase Agreement and are not otherwise defined herein will have the same meaning herein as in the Stock Purchase Agreement.

We have also acted as counsel to the Company in connection with the negotiation of a license agreement entered into between Virogen and the Company dated February 2, 2004.

We have also acted as counsel in connection with the preparation of Part 30 of the Company’s amended Articles filed with the Registrar of Companies of British Columbia on February 20, 2004, being referred to as the “Special Rights and Restrictions”.

This opinion is being delivered to you pursuant to subparagraph 8.3 of the Stock Purchase Agreement.

Documents Examined

In connection with the foregoing, we have participated in the preparation of and examined the Stock Purchase Agreement, the Schedules to the Stock Purchase Agreement, records of proceedings of the directors and shareholders of the Company, the Memorandum and Articles of Incorporation of the Company, certificates of officers of the Company. We have examined

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certificates of public officials, and such other documentation as we have deemed necessary or advisable in order to render the opinions expressed herein.

Certificates Relied Upon

In rendering the opinion expressed in paragraph 3 as to the valid existence of the Company, we have relied exclusively and without independent investigation upon a certificate of Good Standing issued by the Registrar of Companies of British Columbia dated February 20, 2004, a copy of which has been delivered to you.

In rendering the opinion expressed in paragraph 4 regarding the number of issued and outstanding Common Shares of the Company, we have relied exclusively and without independent investigation upon a letter from Pacific Corporate Trust Company, transfer agent to the Company, dated February 19th, 2004, a copy of which has been delivered to you.  We have assumed that there has been no change in the status of the Company since February 19, 2004.

In rendering the opinion expressed in paragraph 7 we have relied exclusively and without independent investigation upon a letter from The Toronto Stock Exchange (the “TSX”) dated February 16, 2004, a copy of which has been delivered to you.

In rendering the opinion expressed in paragraph 10 we have relied exclusively and without independent investigation upon a certificate issued by the British Columbia Securities Commission pursuant to section 77 of the Securities Act (British Columbia), (the “BC Securities Act”) dated February 20, 2004 a copy of which has been delivered to you.

As to various questions of fact related to this opinion, we have relied exclusively and without independent investigation upon a certificate of an officer of the Company dated the date hereof, a copy of which is attached as Schedule “A” hereto.  However, nothing has come to our attention in the course of representing the Company in this matter that would lead us to believe the certificate is incorrect.

Assumptions

As to questions of fact, you have authorized us to assume for the purpose of this opinion:

(a)

the accuracy of all of the representations and warranties of the parties set forth in the Stock Purchase Agreement and Schedule 7.1 to the Stock Purchase Agreement; and

(b)

that the Stock Purchase Agreement has been duly authorized, executed and delivered by Virogen.

We have further assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original of all documents submitted to us

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as true, certified or photostatic copies thereof. We have also assumed the completeness, truth and accuracy of all facts set forth in public records reviewed by us and certificates and other documents supplied by public officials.

Qualifications

Whenever a statement herein is qualified by the expression “to our knowledge” or a similar phrase or expression with respect to our knowledge of matters of fact, it is intended to mean that our knowledge is based upon the record, documents, instruments and certificates described herein and the current actual knowledge of the lawyers in this firm who have devoted substantial attention to the transactions contemplated by the Stock Purchase Agreement, (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any independent investigations for the purpose of rendering this opinion.  No inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.

We are qualified to practice law in the Province of British Columbia and to express legal opinions with respect to the laws of such province and the laws of Canada applicable therein. The opinions expressed below are to be construed in accordance with such laws in effect on the date hereof. We have not made an examination of the laws of any jurisdiction other than those specified and we do not express any opinion with respect to the laws of any other jurisdiction.

The opinion expressed in paragraph 5 is subject to the following qualifications:

(a)

we express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies in any particular instance;

(b)

we express no opinion as to the effect of applicable bankruptcy, reorganization, winding-up, insolvency, fraudulent preference, moratorium and other similar laws affecting the rights of creditors generally; and

(c)

the awarding of costs of litigation is at the discretion of a court of competent jurisdiction notwithstanding any provision to the contrary in an agreement.

OPINION

Based on and subject to the foregoing, we are of the opinion that:

1.

The Payment Shares have been duly and validly allotted and issued as fully paid and non-assessable Redeemable, Convertible Preferred Shares, Series D in the capital of the Company.

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2.

The Common shares in the capital of the Company (the “Common Shares”) have been duly and validly reserved by the Company for allotment and issue upon the valid conversion of the Payment Shares, and upon such valid conversion of such Payment Shares in accordance with the terms of the Special Rights and Restrictions, the Common Shares will be duly and validly allotted and issued as fully paid and non-assessable Common Shares of the Company (the “Conversion Shares”).

3.

The Company is a company duly continued and validly existing as a company in good standing under the laws of British Columbia and has all requisite corporate power and authority to conduct its business as it is described in the Company’s Annual Information Form on Form 20-F for the financial year ended April 30, 2003 (the “AIF”) and is, according to the records of the Registrar of Companies of British Columbia, in good standing with respect to the filing of returns.

4.

The authorized capital of the Company consists of 400,000,000 shares divided into: (i) 300,000,000 Common Shares without par value; and (ii) 100,000,000 Preferred shares without par value of which 750,000 have been designated as Redeemable Convertible Preferred Shares, Series A, 1,000,000 have been designated as Redeemable Convertible Preferred Shares, Series B, 5,500,000 have been designated as Redeemable Convertible Preferred Shares, Series C and 4,100,000 have been designated as Redeemable Convertible Preferred Shares, Series D. As of the date hereof (and immediately prior to the issuance of the Payment Shares), there are 48,068,185 Common Shares issued and outstanding and 6,600,000 Preferred shares issued and outstanding of which 350,000 are Redeemable, Convertible Preferred shares, Series A, in the capital of the Company; 1,000,000 are Redeemable, Convertible Preferred shares, Series B, in the capital of the Company; and 5,250,000 are Redeemable, Convertible Preferred shares, Series C, in the capital of the Company.

5.

The execution and delivery by the Company of the Agreement and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Stock Purchase Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.

The execution, delivery and performance by the Company of its obligations under the Stock Purchase Agreement and the issuance of the Conversion Shares pursuant to the Stock Purchase Agreement do not violate any provision of the Company’s  Memorandum or Articles of Incorporation, and do not (a) violate or contravene any governmental statute, rule or regulation (including the listing rules of the TSX) applicable to the Company, (b) to our knowledge violate or contravene any order, writ, judgement, injunction, decree, determination or award known to us which has been entered against

5

the Company or to which the Company or any of its properties or assets is known to us to be subject, or (c) to our knowledge violate, contravene or constitute a default of (or an event with the giving of notice or lapse of time or both constitutes or would constitute a default of) the provisions of any contract listed as an exhibit to the AIF which in the case of either (a), (b) or (c) would not, individually or in the aggregate, be reasonably likely to have, a “Material Adverse Effect”, as that term is defined in the Stock Purchase Agreement.

7.

The TSX has accepted notice of the private placement and conditionally approved the listing of the Conversion Shares issuable upon the conversion of the Payment Shares on the TSX, subject to the Company fulfilling the requirements specified in the letter dated February 16, 2004 from the TSX, together with follow-up correspondence from the TSX, copies of which are attached hereto.

8.

Based in part upon your representations in the Stock Purchase Agreement, the offer, issuance and sale by the Company of the Payment Shares and the issuance of the Conversion Shares upon the conversion of the Payment Shares to Virogen is exempt from the registration and the prospectus requirements of the BC Securities Act.

9.

The only filing, proceeding, approval, consent or authorization required to be made, taken or obtained under the provisions of the BC Securities Act to permit the offer and sale of the Payment Shares is the filing, within 10 days of the date of such issuance and sale, (a) with the British Columbia Securities Commission of a report prepared and executed in accordance with Form 45-103F4 as required by section 139 of the rules made under the BC Securities Act together with the appropriate fees and a completed fee checklist, and (b) with the British Columbia Securities Commission of a Form 45-102F2 prepared and executed in accordance with Multilateral Instrument 45-102 – Resale of Securities.

10.

The Company is a reporting issuer under the BC Securities Act.

11.

The first trade in the Conversion Shares is exempt from, or is not subject to, the prospectus requirements of the BC Securities Act and no documents are required to be filed, no proceedings are required to be taken, and no approvals, permits, consents or authorizations of securities regulatory authorities in British Columbia are required to be obtained in connection with any such trade, provided that:

(a)

at least four months have elapsed from the date hereof;

(b)

the trade is not from the holdings of a “control person” (as defined in section 1(1) of the BC Securities Act);

(c)

no unusual effort is made to prepare the market or to create a demand for the Conversion Shares;

6

(d)

no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(e)

if selling security holder is an insider of the Company, the selling security holder has no reasonable grounds to believe that the Company is in default of securities legislation.

This opinion relates exclusively to the transaction outlined above, is being furnished for the sole benefit of the addressee hereof and may not be used, circulated, quoted, relied upon, distributed or otherwise referred to by any other person or entity or for any other purpose without our prior written consent. This opinion is limited to the matters stated herein as at the date hereof and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

Very truly yours,

SCHEDULE A

MICROLOGIX BIOTECH INC.

(the “Company”)

GENERAL CORPORATE CERTIFICATE

To:

Farris, Vaughan, Wills & Murphy

The undersigned, ARTHUR J. AYRES, being the Vice President Finance and Chief Financial Officer of the Company, hereby certifies on behalf of the Company:

1.

I am aware of the circumstances surrounding the Stock Purchase Agreement dated as of February 20, 2004 (the “Stock Purchase Agreement”), between the Company and Virogen Limited relating to the issuance of 4,100,000 Redeemable, Convertible, Preferred shares, Series D, in the capital of the Company (the “Payment Shares”).

2.

The Company does not carry on any business nor own any material assets not disclosed in the Company’s Annual Information Form on Form 20-F for the financial year ended April 30, 2003 (the “AIF”).

3.

The resolution of the directors of the Company dated as of February 13, 2004, approving the Stock Purchase Agreement and the issuance of the common shares in the capital of the Company (the “Common Shares”) is in full force and effect, and has not been amended, rescinded or altered in any way.

4.

The Company’s Memorandum and Articles of Incorporation, as same appear in the corporate records of the Company provided to you, have not been amended or altered in any way.

5.

The execution, delivery and performance by the Company of its obligations under the Stock Purchase Agreement and the issuance of the Common Shares pursuant to the Stock Purchase Agreement do not violate, contravene or constitute a default of (or an event with the giving of notice or lapse of time or both constitutes or would constitute a default of) the provisions of any material contract to which the Company is a party.

6.

All material contracts to which the Company is a party are disclosed in the Company’s  AIF.

7.

There is no action, suit, proceeding or investigation pending against the Company before any court or administrative agency, nor has the Company received any overt threat thereof, that questions the validity of the Stock Purchase Agreement.

8.

The Company hereby confirms that it is an issuer:

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(a)

that is a reporting issuer in 1 or more of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, and Quebec and is an “electronic filer” as defined in National Instrument 13-101 System for Electronic Document Analysis and Retrieval;

(b)

that has not been notified by The Toronto Stock Exchange that it does not meet the requirements to maintain a listing of its equity securities thereon and the Company is not designated inactive, suspended or the equivalent;

(c)

that has filed a “current AIF” (as defined in Multilateral Instrument 45-102 Resale of Securities (“MI 45-102”); and

(d)

that has not received notice in writing from any regulator that its “current AIF” (as defined in MI 45-102), including any technical report, is unacceptable.

9.

I make this certificate solely in my capacity as an officer of the Company and not in my personal capacity.

DATED this 20th day of February, 2004.

MICROLOGIX BIOTECH INC.

By:

    ARTHUR J. AYRES

Vice President Finance

Chief Financial Officer